Ex. 99.1

Contact:

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

(561) 988-1700

Enterprise Acquisition Corp. Terminates Merger Agreement With WF Capital Holdings, Inc.

BOCA RATON, Fla., March 2, 2009 – Enterprise Acquisition Corp. (NYSE Alternext US, Units: “EST.U”, Common Stock: “EST,” Warrants: “EST.WS”) (“Enterprise”) announced today that its previously announced Merger Agreement with WF Capital Holdings, Inc. has been terminated due to the fact that the closing of the merger transaction contemplated by the Merger Agreement did not occur on or prior to February 28, 2009, the termination date set forth in the Merger Agreement.  Pursuant to its Amended and Restated Certificate of Incorporation, Enterprise will actively seek an alternative business combination with a target business prior to November 7, 2009.

About Enterprise Acquisition Corp.

Located in Boca Raton, Florida, Enterprise Acquisition Corp. (www.enterpriseacq.com) is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses.